UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MEASUREMENT SPECIALTIES, INC.
(Name of Registrant as Specified In Its Charter)

TE CONNECTIVITY LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The attached press release was publicly released by TE Connectivity Ltd. on July 23, 2014.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of any proxy, vote or approval. In connection with the proposed merger, Measurement Specialties, Inc. (“MEAS”) intends to file a proxy statement and related documents with the SEC.  The definitive proxy statement will be mailed to MEAS shareholders.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other relevant documents (in each case when available) filed by MEAS and TE Connectivity Ltd. with the SEC at the website maintained by the SEC at www.sec.gov. Copies of the documents filed by MEAS with the SEC will be available free of charge at the website maintained by MEAS at www.meas-spec.com. Copies of the documents filed by TE Connectivity Ltd. with the SEC will be available free of charge at the website maintained by TE at www.te.com.

MEAS and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies from MEAS’ shareholders with respect to the proposed merger.  Information about MEAS’ directors and executive officers and their ownership of MEAS’ common stock is set forth in the proxy statement for MEAS’ 2013 Annual Meeting of Shareholders, which was filed with the SEC on July 29, 2013.  Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed merger will be contained in the proxy statement to be filed by MEAS with the SEC.  TE Connectivity Ltd. and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from MEAS’ shareholders with respect to the merger. Information about TE’s directors and executive officers is set forth in the proxy statement for TE’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on January 15, 2014, TE’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013, which was filed with the SEC on November 15, 2013, and TE’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 2014 and December 27, 2013, which were filed with the SEC on April 24, 2014 and January 23, 2014 respectively.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This communication contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this communication include statements addressing our future financial condition and operating results, our ability to realize projected financial impacts of and to integrate the acquisition of the SEACON Group (“SEACON”) and our planned acquisition of MEAS. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the acquisition of MEAS may not be consummated; the risk that a regulatory approval that may be required for the MEAS acquisition is not obtained or is obtained subject to conditions that are not anticipated; the risk that revenue opportunities, cost savings and other anticipated synergies from the MEAS acquisition or the SEACON acquisition may not be fully realized or may take longer to realize than expected; and the risk that MEAS’ operations or SEACON’s operations will not be successfully integrated into ours. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

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TE Connectivity Reports Third Quarter Results

Sales Up 4 Percent; GAAP EPS Up 23 Percent; Adjusted EPS Up 14 Percent

SCHAFFHAUSEN, Switzerland — July 23, 2014 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal third quarter ended June 27, 2014.

Third Quarter Highlights

•                  Net sales increased to $3.58 billion, up 4 percent versus the prior year

•                  Adjusted Earnings Per Share were $1.00, up 14 percent versus the prior year and at the high end of our guidance range

•                  Diluted Earnings Per Share from Continuing Operations (GAAP EPS) were $0.97, up 23 percent versus the prior year

•                  Free Cash Flow was $530 million; returned $169 million to shareholders through share repurchases and dividends

•                  Announced the planned acquisition of Measurement Specialties, Inc. to establish TE as a leader in the high-growth sensor market

“We had a strong quarter with continued sales momentum and adjusted EPS at the high end of our guidance range,” said Tom Lynch, TE Connectivity Chairman and CEO. “Our performance was led by continued strength in our Transportation and Industrial segments and our Appliances business — businesses that are focused on higher margin harsh environment applications.

“Since the last quarter, we announced strategic acquisitions that expand our position in high-growth industries. We are excited about the announced acquisition of Measurement Specialties, Inc., which will add nearly $40 billion to our addressable market.  Having closed on the acquisition of the SEACON Group, we have significantly expanded our business in the very attractive oil and gas market. These acquisitions position TE as a leading provider of highly engineered connectivity and sensor solutions — technologies that are essential in an increasingly connected world.

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“We expect continued strength in our Transportation and Industrial segments for the remainder of the fiscal year. For the first nine months of the year, we generated $1.1 billion in free cash flow and returned over 70 percent to shareholders. For the full year, we are reiterating our guidance and expect adjusted EPS growth of approximately 17 percent, sales growth of 5 percent, and adjusted operating margins above our target of 15 percent.”

FISCAL THIRD QUARTER RESULTS

The company reported net sales of $3.58 billion, compared to prior year sales of $3.45 billion. Adjusted EPS were $1.00, compared to $0.88 in the prior year. GAAP EPS were $0.97, compared to $0.79 in the prior year.  Free cash flow was $530 million for the quarter.

GAAP EPS includes $0.03 of restructuring and other charges.

Excluding Subsea Communications, total company orders were $3.48 billion, up 2 percent, and the book-to-bill ratio was 0.99.

OUTLOOK

For the fourth quarter, the company expects net sales of $3.56 to $3.66 billion and adjusted EPS of $0.98 to $1.02.  GAAP EPS are expected to be $0.93 to $0.97, including restructuring charges of $0.03, acquisition related charges of $0.06, and income related to other items of $0.04.

For the full year, the company expects net sales of $13.9 to $14 billion and adjusted EPS of $3.76 to $3.80. GAAP EPS are expected to be $3.62 to $3.66, including restructuring charges of $0.10, acquisition related charges of $0.07, expense from tax-related items of $0.01, and income related to other items of $0.04.

The outlook assumes foreign exchange and commodity rates that are consistent with current levels.

Information about TE Connectivity’s use of non-GAAP financial measures is described at the end of this press release. For a reconciliation of these non-GAAP financial measures, see the attached tables.

CONFERENCE CALL AND WEBCAST

•                  The company will hold a conference call for investors today beginning at 8:30 a.m. EDT.

•                  Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the

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question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1074. The telephone dial-in number for participants outside the United States is (612) 234-9960.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. EDT on July 23, 2014, and ending at 11:59 p.m. EDT on July 30, 2014. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 329466.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. The limitation of this measure is that it excludes items that have an impact on our sales. This limitation is best addressed by using organic sales growth in combination with the GAAP results.

We present operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”). We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any, that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

We present operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Margin”). We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. It also is a significant component in our incentive compensation plans. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

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We present other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any (“Adjusted Other Income, Net”). We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Income Tax Expense”). We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or

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charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of our ability to generate cash.  It also is a significant component in our incentive compensation plans.  The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify.  We believe free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

FCF is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant and equipment.  These items are subtracted because they represent long-term commitments.  Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating free cash flow.  We believe investors should also consider these items in evaluating our free cash flow.  We forecast our cash flow results excluding any voluntary pension contributions because we have not yet made a determination about the amount and timing of any such future contributions.  In addition, our forecast excludes the cash impact of special items because we cannot predict the amount and timing of such items.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The primary limitation of this measure is that it excludes items that have an impact on our GAAP cash flow.  Also, it subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.  It should not be inferred that the entire free cash flow amount is available for future discretionary expenditures, as our definition of free cash flow does not consider certain non-discretionary expenditures, such as debt payments.  In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of free cash flow.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the

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words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results, our ability to realize projected financial impacts of and to integrate the acquisition of the SEACON Group (“SEACON”) and our planned acquisition of Measurement Specialties, Inc. (“MEAS”). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the acquisition of MEAS may not be consummated; the risk that a regulatory approval that may be required for the MEAS acquisition is not obtained or is obtained subject to conditions that are not anticipated; the risk that revenue opportunities, cost savings and other anticipated synergies from the MEAS acquisition or the SEACON acquisition may not be fully realized or may take longer to realize than expected; and the risk that MEAS’ operations or SEACON’s operations will not be successfully integrated into ours. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of any proxy, vote or approval. In connection with the proposed merger, Measurement Specialties, Inc. (“MEAS”) intends to file a proxy statement and related documents with the SEC.  The definitive proxy statement will be mailed to MEAS shareholders.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other relevant documents (in each case when available) filed by MEAS and TE Connectivity Ltd. with the SEC at the website maintained by the SEC at www.sec.gov. Copies of the documents filed by MEAS with the SEC will be available free of charge at the website maintained by MEAS at www.meas-spec.com. Copies of the documents filed by TE Connectivity Ltd. with the SEC will be available free of charge at the website maintained by TE at www.te.com.

MEAS and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies from MEAS’ shareholders with respect to the proposed merger.  Information about MEAS’ directors and executive officers and their ownership of MEAS’ common stock is set forth in the proxy statement for MEAS’ 2013 Annual Meeting of Shareholders, which was filed with the SEC on July 29, 2013.  Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed merger will be contained in the proxy statement to be filed by MEAS with the SEC.  TE Connectivity Ltd. and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from MEAS’ shareholders with respect to the merger. Information about TE’s directors and executive officers is set forth in the proxy statement for TE’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on

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January 15, 2014, TE’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013, which was filed with the SEC on November 15, 2013, and TE’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 2014 and December 27, 2013, which were filed with the SEC on April 24, 2014 and January 23, 2014 respectively.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $13 billion world leader in connectivity. The company designs and manufactures products at the heart of electronic connections for the world’s leading industries including automotive, energy and industrial, broadband communications, consumer devices, healthcare, and aerospace and defense. TE Connectivity’s long-standing commitment to innovation and engineering excellence helps its customers solve the need for more energy efficiency, always-on communications and ever-increasing productivity. With nearly 90,000 employees in over 50 countries, TE Connectivity makes connections the world relies on to work flawlessly every day. To connect with the company, visit www.TE.com.

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Contacts:	Media Relations: Jane Crawford TE Connectivity 610-893-9689 - Office Jane.crawford@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 - Office Sujal.shah@te.com Will Ruthrauff TE Connectivity 610-893-9565 - Office Will.ruthrauff@te.com

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TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 27,	June 28,	June 27,	June 28,
	2014	2013	2014	2013
	(in millions, except per share data)
Net sales	$3,580	$3,449	$10,337	$9,848
Cost of sales	2,376	2,317	6,843	6,675
Gross margin	1,204	1,132	3,494	3,173
Selling, general, and administrative expenses	483	456	1,421	1,322
Research, development, and engineering expenses	171	167	505	509
Acquisition and integration costs	1	3	2	11
Restructuring and other charges, net	14	67	42	240
Operating income	535	439	1,524	1,091
Interest income	4	4	13	13
Interest expense	(30)	(36)	(94)	(108)
Other income (expense), net	9	18	57	(199)
Income from continuing operations before income taxes	518	425	1,500	797
Income tax (expense) benefit	(113)	(93)	(376)	92
Income from continuing operations	405	332	1,124	889
Income (loss) from discontinued operations, net of income taxes	(2)	3	(6)	—
Net income attributable to TE Connectivity Ltd.	$403	$335	$1,118	$889

Basic earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.99	$0.80	$2.74	$2.12
Income (loss) from discontinued operations	—	0.01	(0.01)	—
Net income	0.99	0.81	2.73	2.12

Diluted earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.97	$0.79	$2.70	$2.10
Income (loss) from discontinued operations	—	0.01	(0.01)	—
Net income	0.97	0.80	2.68	2.10

Dividends and cash distributions paid per common share	$0.29	$0.25	$0.79	$0.67

Weighted-average number of shares outstanding:
Basic	409	415	410	419
Diluted	416	421	417	423

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 27,	September 27,
	2014	2013
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,613	$1,403
Accounts receivable, net of allowance for doubtful accounts of $39 and $48, respectively	2,503	2,323
Inventories	1,810	1,762
Prepaid expenses and other current assets	605	487
Deferred income taxes	342	334
Total current assets	6,873	6,309
Property, plant, and equipment, net	3,154	3,166
Goodwill	4,354	4,326
Intangible assets, net	1,173	1,244
Deferred income taxes	1,997	2,146
Receivable from Tyco International Ltd. and Covidien plc	1,024	1,002
Other assets	296	268
Total Assets	$18,871	$18,461

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$625	$711
Accounts payable	1,433	1,383
Accrued and other current liabilities	1,683	1,762
Deferred revenue	119	68
Total current liabilities	3,860	3,924
Long-term debt	2,375	2,303
Long-term pension and postretirement liabilities	1,125	1,155
Deferred income taxes	321	321
Income taxes	2,012	1,979
Other liabilities	330	393
Total Liabilities	10,023	10,075
Commitments and contingencies
Equity:
TE Connectivity Ltd. shareholders’ equity:
Common shares, 419,070,781 shares authorized and issued, CHF 0.57 par value, and 428,527,307 shares authorized and issued, CHF 0.57 par value, respectively	184	189
Contributed surplus	5,224	6,136
Accumulated earnings	3,590	2,472
Treasury shares, at cost, 9,397,171 and 17,020,636 shares, respectively	(513)	(720)
Accumulated other comprehensive income	357	303
Total TE Connectivity Ltd. shareholders’ equity	8,842	8,380
Noncontrolling interests	6	6
Total Equity	8,848	8,386
Total Liabilities and Equity	$18,871	$18,461

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 27,	June 28,	June 27,	June 28,
	2014	2013	2014	2013
	(in millions)
Cash Flows From Operating Activities:
Net income attributable to TE Connectivity Ltd.	$403	$335	$1,118	$889
(Income) loss from discontinued operations, net of income taxes	2	(3)	6	—
Income from continuing operations	405	332	1,124	889
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	154	147	457	457
Non-cash restructuring charges	9	42	17	66
Deferred income taxes	10	(1)	77	92
Provision for losses on accounts receivable and inventories	13	10	49	49
Tax sharing (income) expense	(8)	(18)	(59)	198
Share-based compensation expense	21	19	64	59
Other	11	20	46	30
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(83)	(79)	(190)	(30)
Inventories	30	(17)	(103)	(91)
Inventoried costs on long-term contracts	—	25	20	31
Accounts payable	(1)	25	39	132
Accrued and other current liabilities	(140)	24	(358)	(28)
Income taxes	23	39	95	(412)
Other	57	46	63	11
Net cash provided by continuing operating activities	501	614	1,341	1,453
Net cash provided by (used in) discontinued operating activities	(1)	2	(7)	—
Net cash provided by operating activities	500	616	1,334	1,453
Cash Flows From Investing Activities:
Capital expenditures	(175)	(159)	(476)	(412)
Proceeds from sale of property, plant, and equipment	4	15	25	19
Other	(2)	19	(20)	36
Net cash used in investing activities	(173)	(125)	(471)	(357)
Cash Flows From Financing Activities:
Net increase in commercial paper	—	—	25	50
Proceeds from issuance of long-term debt	—	—	323	—
Repayment of long-term debt	—	(1)	(360)	(715)
Proceeds from exercise of share options	31	67	140	153
Repurchase of common shares	(60)	(253)	(452)	(618)
Payment of common share dividends and cash distributions to shareholders	(119)	(104)	(324)	(281)
Other	(3)	2	(9)	—
Net cash used in continuing financing activities	(151)	(289)	(657)	(1,411)
Net cash provided by (used in) discontinued financing activities	1	(2)	7	—
Net cash used in financing activities	(150)	(291)	(650)	(1,411)
Effect of currency translation on cash	7	(11)	(3)	(12)
Net increase (decrease) in cash and cash equivalents	184	189	210	(327)
Cash and cash equivalents at beginning of period	1,429	1,073	1,403	1,589
Cash and cash equivalents at end of period	$1,613	$1,262	$1,613	$1,262

Supplemental Cash Flow Information:
Interest paid	$48	$44	$111	$132
Income taxes paid, net of refunds	81	56	205	229

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$501	$614	$1,341	$1,453
Capital expenditures, net	(171)	(144)	(451)	(393)
Payments (receipts) related to pre-separation U.S. tax matters, net	200	(39)	179	28
Free cash flow (1)	$530	$431	$1,069	$1,088

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Nine Months Ended
	June 27,		June 28,		June 27,		June 28,
	2014		2013		2014		2013
			($ in millions)
Net Sales:
Transportation Solutions	$1,585		$1,438		$4,596		$4,087
Industrial Solutions	849		803		2,401		2,281
Network Solutions	738		803		2,139		2,262
Consumer Solutions	408		405		1,201		1,218
Total	$3,580		$3,449		$10,337		$9,848

Operating Income:
Transportation Solutions	$335	21.1%	$282	19.6%	$978	21.3%	$715	17.5%
Industrial Solutions	125	14.7%	84	10.5%	330	13.7%	235	10.3%
Network Solutions	39	5.3%	48	6.0%	108	5.0%	103	4.6%
Consumer Solutions	36	8.8%	25	6.2%	108	9.0%	38	3.1%
Total	$535	14.9%	$439	12.7%	$1,524	14.7%	$1,091	11.1%

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

							Percentage of
	Change in Net Sales for the Quarter Ended June 27, 2014						Segment’s Total
	versus Net Sales for the Quarter Ended June 28, 2013						Net Sales for the
	Organic (1)		Translation (2)	Acquisitions (Divestiture)	Total		Quarter Ended June 27, 2014
			($ in millions)
Transportation Solutions (3):
Automotive	$119	8.3%	$28	$—	$147	10.2%	100%
Total	119	8.3	28	—	147	10.2	100%
Industrial Solutions (3):
Industrial Equipment	10	3.0	4	—	14	4.2	41
Aerospace, Defense, Oil, and Gas	22	8.3	4	5	31	11.9	34
Energy	3	1.3	2	(4)	1	0.5	25
Total	35	4.3	10	1	46	5.7	100%
Network Solutions (3):
Telecom Networks	(4)	(1.2)	3	—	(1)	(0.3)	47
Data Communications	(10)	(5.0)	2	—	(8)	(4.2)	25
Enterprise Networks	(1)	(0.6)	(3)	—	(4)	(2.5)	21
Subsea Communications	(52)	(50.1)	—	—	(52)	(50.1)	7
Total	(67)	(8.3)	2	—	(65)	(8.1)	100%
Consumer Solutions (3):
Consumer Devices	(12)	(5.1)	(1)	—	(13)	(5.3)	56
Appliances	14	8.6	2	—	16	9.9	44
Total	2	0.4	1	—	3	0.7	100%
Total	$89	2.6%	$41	$1	$131	3.8%

							Percentage of
	Change in Net Sales for the Nine Months Ended June 27, 2014						Segment’s Total
	versus Net Sales for the Nine Months Ended June 28, 2013						Net Sales for the
	Organic (1)		Translation (2)	Acquisitions (Divestitures)	Total		Nine Months Ended June 27, 2014
			($ in millions)
Transportation Solutions (3):
Automotive	$481	11.7%	$28	$—	$509	12.5%	100%
Total	481	11.7	28	—	509	12.5	100%
Industrial Solutions (3):
Industrial Equipment	61	6.5	5	—	66	7.1	42
Aerospace, Defense, Oil, and Gas	41	5.4	9	6	56	7.4	34
Energy	10	1.7	—	(12)	(2)	(0.3)	24
Total	112	4.9	14	(6)	120	5.3	100%
Network Solutions (3):
Telecom Networks	46	4.9	4	—	50	5.4	46
Data Communications	(39)	(6.7)	(1)	(39)	(79)	(13.5)	24
Enterprise Networks	15	3.2	(13)	—	2	0.4	21
Subsea Communications	(96)	(32.8)	—	—	(96)	(32.8)	9
Total	(74)	(3.4)	(10)	(39)	(123)	(5.4)	100%
Consumer Solutions (3):
Consumer Devices	(40)	(5.2)	(10)	—	(50)	(6.6)	59
Appliances	33	7.2	—	—	33	7.2	41
Total	(7)	(0.6)	(10)	—	(17)	(1.4)	100%
Total	$512	5.2%	$22	$(45)	$489	5.0%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 27, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges	Charges, Net	(Non-GAAP) (1)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$335	$—	$—	$335
Industrial Solutions	125	1	1	127
Network Solutions	39	—	1	40
Consumer Solutions	36	—	12	48
Total	$535	$1	$14	$550

Operating Margin	14.9%			15.4%

Other Income, Net	$9	$—	$—	$9

Income Tax Expense	$(113)	$—	$(3)	$(116)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$405	$1	$11	$417

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.97	$—	$0.03	$1.00

(1) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 28, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$282	$1	$1	$—	$284
Industrial Solutions	84	2	22	—	108
Network Solutions	48	—	26	—	74
Consumer Solutions	25	—	18	—	43
Total	$439	$3	$67	$—	$509

Operating Margin	12.7%				14.8%

Other Income, Net	$18	$—	$—	$(8)	$10

Income Tax Expense	$(93)	$(1)	$(21)	$—	$(115)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$332	$2	$46	$(8)	$372

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.79	$—	$0.11	$(0.02)	$0.88

(1) Relates to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 27, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$978	$—	$—	$—	$978
Industrial Solutions	330	2	7	—	339
Network Solutions	108	—	22	—	130
Consumer Solutions	108	—	13	—	121
Total	$1,524	$2	$42	$—	$1,568

Operating Margin	14.7%				15.2%

Other Income, Net	$57	$—	$—	$(39)	$18

Income Tax Expense	$(376)	$—	$(14)	$43	$(347)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,124	$2	$28	$4	$1,158

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.70	$—	$0.07	$0.01	$2.78

(1) Includes income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 28, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$715	$5	$29	$—	$749
Industrial Solutions	235	6	55	—	296
Network Solutions	103	—	76	—	179
Consumer Solutions	38	—	80	—	118
Total	$1,091	$11	$240	$—	$1,342

Operating Margin	11.1%				13.6%

Other Income (Expense), Net	$(199)	$—	$—	$222	$23

Income Tax (Expense) Benefit	$92	$(3)	$(72)	$(314)	$(297)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$889	$8	$168	$(92)	$973

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.10	$0.02	$0.40	$(0.22)	$2.30

(1) Includes income tax benefits associated with the settlement of an audit of prior year income tax returns as well as the related impact to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.  Also includes income tax expense related to adjustments to prior year income tax returns and income tax benefits recognized in connection with the lapse of statutes of limitations for examinations of prior year income tax returns.  In addition, the other income adjustment includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 27, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$257	$2	$9	$—	$268
Industrial Solutions	127	1	7	—	135
Network Solutions	33	—	49	—	82
Consumer Solutions	48	—	6	—	54
Total	$465	$3	$71	$—	$539

Operating Margin	13.5%				15.7%

Other Income, Net	$16	$—	$—	$(9)	$7

Income Tax Expense	$(63)	$(2)	$(18)	$(40)	$(123)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$387	$1	$53	$(49)	$392

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.92	$—	$0.13	$(0.12)	$0.93

(1) Includes income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards partially offset by income tax expense related to adjustments to prior year income tax returns. In addition, the other income adjustment includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 27, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$972	$7	$38	$—	$1,017
Industrial Solutions	362	7	62	—	431
Network Solutions	136	—	125	—	261
Consumer Solutions	86	—	86	—	172
Total	$1,556	$14	$311	$—	$1,881

Operating Margin	11.7%				14.2%

Other Income (Expense), Net	$(183)	$—	$—	$213	$30

Income Tax (Expense) Benefit	$29	$(5)	$(90)	$(354)	$(420)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,276	$9	$221	$(141)	$1,365

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$3.02	$0.02	$0.52	$(0.33)	$3.23

(1) Includes $331 million of income tax benefits associated with the settlement of an audit of prior year income tax returns as well as the related impact of $231 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax expense related to adjustments to prior year income tax returns, income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards, and income tax benefits recognized in connection with the lapse of statutes of limitations for examinations of prior year income tax returns. In addition, the other income adjustment includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of July 23, 2014

(UNAUDITED)

	Outlook for
	Quarter Ending
	September 26,	Outlook for
	2014	Fiscal 2014
Diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (GAAP)	$0.93 - 0.97	$3.62 - 3.66
Restructuring and other charges, net	0.03	0.10
Acquisition related charges	0.06	0.07
Tax items	—	0.01
Other items	(0.04)	(0.04)
Adjusted diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (non-GAAP) (1)	$0.98 - 1.02	$3.76 - 3.80

(1) See description of non-GAAP measures contained in this release.